Exhibit 99.1

BASSETT FURNITURE INDUSTRIES INC.

SEVERANCE PROGRAM FOR OFFICERS

AND MANAGEMENT EMPLOYEES

ARTICLE I

ESTABLISHMENT OF PROGRAM

As of the Effective Date, the Company hereby establishes the Bassett Furniture Industries Inc. Severance Program for Officers and Management Employees, as set forth in this document.

ARTICLE II

DEFINITIONS

As used herein, the following words and phrases shall have meanings set forth below (unless the context clearly indicates otherwise):

2.1 “Affiliate” shall mean an entity directly or indirectly controlled, controlling or under common control with the Company.

2.2 “Agreement and Release” shall mean an agreement prepared by the Company under which a Participant, in return for the Severance Benefits provided under the Plan, agrees to release the Company and its Affiliates from any and all claims which such Participant may have against such entities at the time the agreement is executed, and further agrees to certain other undertakings, including cooperation with the Company in any matter which may give rise to legal claims against the Company, a one year non-solicitation agreement, keeping confidential proprietary information of the Company as well as the terms of the Agreement and Release, and such other undertakings as the Company may reasonably require from time to time.

2.3 “Average Bonus” shall mean the average annual performance bonus under the Company’s annual bonus plan applicable to the Participant for the three fiscal years preceding the Participant’s Date of Termination (or all fiscal years completed since the Participant’s hire if less than three).

2.4 “Base Salary” shall mean the amount a Participant is entitled to receive from an Employer in cash as wages or salary on an annualized basis in consideration for his or her services that is in effect at the Date of Termination, (i) including any such amounts which have been deferred and (ii) excluding all other elements of compensation such as, without limitation, any bonus, commissions, overtime, health benefits, perquisites and incentive compensation.

2.5 “Beneficiary” shall mean:

(a) with respect to a Participant who was married at the time of death, his or her surviving spouse; and

(b) with respect to a Participant who was not married at the time of death, the legal representative of the Participant’s estate under the laws of the state of the Participant’s domicile at the time of death.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause” shall mean, with respect to a Participant’s termination of employment, (i) the willful and repeated failure of the Participant to perform substantially the Participant’s duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to an Employer; or (iii) the Participant’s willful engagement in gross misconduct in violation of Company policy.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” shall mean the committee appointed by the Board to administer the Program.

2.10 “Company” shall mean Bassett Furniture Industries, Inc. and any successor thereto.

2.11 “Competitor” shall mean the members of the Company’s “peer group” and any other companies listed as competitors for purposes of the Program on Appendix B, as revised from time to time.

2.12 “Date of Termination” shall mean the date on which a Participant’s employment with all Employers terminates within the meaning of Treasury Regulation Section 1.409A-1(h).

2.13 “Disability” shall mean, with respect to a Participant’s termination of employment, a disability entitling the Participant to long-term disability benefits under the applicable long-term disability plan of his or her Employer.

2.14 “Effective Date” shall mean January 22, 2008.

2.15 “Employee” shall mean any employee of an Employer who is employed as an officer or in a management position.

2.16 “Employer” shall mean the Company or any of its Affiliates designated from time to time by the Board as a participating employer.

2.17 “Maximum Payout” shall mean the total amount of the monthly payments that may be made to a Participant under Section 4.2(a) (without regard to limitations imposed that may be imposed under Section 4.3 or Section 4.4), which shall be determined in accordance with Appendix A as a multiple of such Participant’s Base Salary, plus, if such Participant is an executive officer of the Company, his or her Performance Bonus.

2.18 “Participant” shall mean an Employee who meets the eligibility requirements of Section 3.1.

2.19 “Performance Bonus” shall mean the annual performance bonus under the Company’s annual bonus plan applicable to the Participant for the fiscal year of the Participant’s Date of Termination.

2.20 “Program” shall mean the Bassett Furniture Industries Inc. Severance Program for Officers and Management Employees.

2.21 “Severance Benefits” shall mean the payments and benefits provided in accordance with Section 4.2 of the Program.

2.22 “Severance Period” shall mean a period beginning on the Date of Termination with a duration in months equal to the maximum number of months that a Participant is entitled to receive Severance Benefits, based on a Participant’s position with the Company or other Employer, as indicated on Appendix A.

2.23 “Year of Service” shall mean a twelve-month continuous period of employment, including periods of authorized vacation, authorized leave of absence and short-term disability leave, with an Employer or its predecessors or successors.

ARTICLE III

ELIGIBILITY

3.1 “Participation” Each Employee shall be eligible to be a Participant in the Program if the Employee has completed at least one Year of Service.

3.2 “Duration of Participation” A Participant shall cease to be a Participant in the Program when he or she no longer is an Employee of any Employer. Notwithstanding the foregoing, a Participant who is entitled, as a result of ceasing to be an Employee of an Employer, to payment of Severance Benefits or any other amounts under the Program shall remain a Participant in the Program until the full amount of the Severance Benefits and any other amounts payable under the Program have been paid to the Participant.

ARTICLE IV

SEVERANCE BENEFITS

4.1 “Right to Severance Benefits” A Participant shall be entitled to receive from the Company or other Employer the Severance Benefits provided in Section 4.2, if the Participant’s employment with an Employer is terminated due to the Employer’s independent exercise of its unilateral authority to terminate the Participant’s services, unless the termination is (i) by the Employer for Cause or (ii) due to the Participant’s death or Disability. A Participant’s entitlement to receive the Severance Benefits provided in Section 4.2, and provision of such Severance Benefits to such Participant, shall cease upon the Participant’s employment by a Competitor.

4.2 “Severance Benefits” If a Participant’s employment is terminated in circumstances entitling him or her to Severance Benefits as provided in Section 4.1, such

Participant shall receive the Severance Benefits described in this Section 4.2, subject to the limitation on “Change-in-Control Benefits” under Section 4.4, provided that the Participant executes an Agreement and Release within twenty-one (21) days of the date such Participant is notified that his or her employment with the Employer has been terminated (or within forty-five (45) days, if the Participant’s termination of employment occurs in connection with an employment termination program offered to a group or class of employees).

(a) “Cash Severance Benefit” Payments, in cash, to the Participant (or in the event of Participant’s death, his or her Beneficiary) of a Cash Severance Benefit as follows:

(i) monthly payments for the duration of the Participant’s Severance Period equal to the following formula:

((A) – (B)) x (C)

where

(A) is the product of (I) such Participant’s Base Salary, (II) the “multiplier” set forth on Appendix A with respect to the Participant, based on such Participant’s position with the Company or other Employer, and (III) such Participant’s Years of Service,

(B) is any cash severance pay or pay in lieu of notice required to be paid to such Participant under any other severance program of the Employer or any applicable law, including, without limitation, the Workers Adjustment Retraining Notification Act or any similar state or local law, and

(C) is a fraction, the numerator of which is one and the denominator of which is the number of months in the Participant’s Severance Period.

(ii) if the Participant is a executive officer of the Company, the Participant’s Average Bonus.

(iii) if the Participant is a executive officer of the Company, the Performance Bonus multiplied by a fraction, the numerator of which is the number of completed months prior to the Date of Termination in the fiscal year in which the Date of Termination occurs and the denominator of which is 12 (reduced by any Performance Bonus payable to the Participant under the Bassett Furniture Industries, Inc. Change in Control Severance Program for Selected Officers).

The total of the Cash Severance Benefit shall not exceed the Maximum Payout for such Participant, as set forth on Appendix A. The monthly payments in (i) shall commence as salary continuation payments beginning with the month following the Participant’s Date of Termination, but not earlier than the date that is at least seven (7) days after the Participant has executed the Agreement and Release. The Average Bonus shall be paid with the first monthly payment under (i). The Performance Bonus shall be paid at the same time as payment is made to other participants in the Company’s annual bonus program, but not earlier than January 1 nor later than March 15 of the year following the Participant’s Date of Termination.

(b) “Welfare Benefits” The medical, dental, vision and prescription drug coverage provided comparable to the benefits provided to the Participant immediately prior to the Date of Termination for the duration of such Participant’s Severance Period, but not longer than 18 months, with no increase in the Employee’s contribution rate other than an increase applicable to active Employees (to the extent not provided under the Bassett Furniture Industries, Inc. Change in Control Severance Program for Selected Officers). Any medical, dental and prescription drug coverage benefits so provided shall be considered a continuation of coverage as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA Benefits”); provided, that if such Participant becomes re-employed with another employer and elects to receive medical, dental or prescription drug insurance coverage under another employer-provided plan, the provision of medical, dental or prescription drug insurance benefits pursuant to this section shall cease as of the date coverage of the Participant under such other employer-provided plan commences. COBRA Benefits shall be offered, to the extent the Participant is eligible, following the cessation of the provision of the medical, dental or prescription drug insurance benefits under this Section 4.2(b), for the duration of the Participant’s maximum COBRA coverage period, as determined under Section 54.4980B-7 of the Department of Treasury Regulations.

(c) “Outplacement Assistance” If designated on Appendix A, outplacement services provided and paid for by the Company through a nationally recognized firm selected by the Company which specializes in outplacement services for the length of time and up to the amount set forth in Appendix A with respect to such Participant (to the extent not provided under the Bassett Furniture Industries, Inc. Change in Control Severance Program for Selected Officers).

4.3 “Code Section 409A” If a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, each monthly payment made to such Participant under Section 4.2(a)(i) during the six-month period beginning on the first day following such Participant’s Date of Termination (“Six-Month Delay Period”) shall not exceed one-sixth of two times the lesser of (a) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year including the Date of Termination, and (b) the sum of such Participant’s annualized compensation based upon the annual rate of pay for services provided to the Employer for the calendar year preceding the calendar year during which such Participant’s Date of Termination occurs (adjusted for any increase during that year that was expected to continue indefinitely if such participant had not had a termination of employment). The Performance Bonus under Section 4.2(a)(ii) shall also be subject to the Six-Month Delay Period if the amount of the Performance Bonus plus the monthly payments under Section 4.2(a)(i) would exceed the limit stated in the prior sentence. If the limitation set forth in the preceding sentences applies, within fifteen (15) days following the completion of the Six-Month Delay Period, the Participant shall receive a cash lump sum amount equal to the difference between (a) the total amount of monthly payments that would have been made but for the application of this Section 4.3 during the Six-Month Delay period and (b) the total amount of monthly payments actually made during such Six-Month Delay Period. If payment of the Performance Bonus was delayed, the Participant shall also receive the Performance Bonus within fifteen (15) days following the completion of the Six-Month Delay Period. The monthly payments due under Section 4.2(a)(i) after the completion of the Six-Month Delay period shall not be adjusted.

4.4 “Limitation on Change-in-Control Benefits” If it is determined that (i) part or all of the compensation and benefits to be paid to the Participant (whether pursuant to the terms of this Program or otherwise) (i) constitute “excess parachute payments” under Section 280G of the Code, and (ii) the payment thereof will cause the Participant to incur excise tax under Section 4999 of the Code, the following limitation shall apply:

(a) “Required Reduction in Amount of Compensation and Benefits” If the aggregate present value of such parachute payments (the “Parachute Amount”) equals or exceeds 2.99 times the Participant’s “base amount,” as defined in Section 280G(b)(3) of the Code and the Treasury Regulations thereunder (“Base Amount”), then the amounts otherwise payable to or for the benefit of the Participant pursuant to this Program (or otherwise), and taken into account in calculating the Parachute Amount (the “Capped Payments”), shall be reduced, as further described below, to the extent necessary so that the Parachute Amount is equal to 2.99 times the Participant’s Base Amount.

(b) “Determination of Parachute Amount” The determination of the Parachute Amount, the Capped Payments and the Base Amount, as well as any other calculations necessary to implement this Section 4.4 shall be made by the Company’s outside auditors or by a nationally recognized accounting or benefits consulting firm appointed by the Company. The auditor’s or consultant’s fee shall be paid by the Company.

(c) “Determination of Severance Benefits to Be Reduced” If a determination of reduction in Capped Payments is made pursuant to Section 4.4(b), the Severance Benefits provided under Section 4.2 shall be eliminated or reduced in the following order: outplacement assistance under Section 4.2(c), Cash Severance Benefit under Section 4.2(a), and welfare benefits under Section 4.2(b).

(d) “Overpayment” As a result of the uncertainty in the application of Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under this Section 4.4 (“Overpayment”). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided (i) that treatment of such Overpayment as a loan would not be treated as a violation of the prohibition on personal loans to officers under Section 13(k) of the Securities Exchange Act of 1934; and (ii) that no amount shall be payable by the Participant to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code.

4.5 “Other Benefits Payable” Except as otherwise provided in Section 4.2(a), the Severance Benefits provided pursuant to Section 4.2 above shall be provided in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to a Participant upon or following termination.

ARTICLE V

SUCCESSOR TO COMPANY

This Program shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Program if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Program, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Program, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in this Program, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets, which by reason hereof, becomes bound by this Program.

ARTICLE VI

DURATION, AMENDMENT AND TERMINATION

6.1 “Amendment and Termination” The Program may be terminated or amended in any respect by resolution adopted by a majority of the Board.

6.2 “Form of Amendment” The form of any amendment or termination of the Program shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board. An amendment of the Program in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants’ rights hereunder. A termination of the Program, shall in accordance with the terms hereof, automatically effect a termination of all Participants’ rights and benefits hereunder.

ARTICLE VII

MISCELLANEOUS

7.1 “Employment Status” This Program does not constitute a contract of employment or impose on a Participant’s Employer any obligation to retain the Participant as an Employee, to change the status of the Participant’s employment, or to change the Company’s policies or those of its subsidiaries regarding termination of employment.

7.2 “Validity and Severability” The invalidity or unenforceability of any provision of the Program shall not affect the validity or enforceability of any other provision of the Program, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.3 “Governing Law” The validity, interpretation, construction and performance of the Program shall in all respects be governed by the laws of the State of Virginia, without reference to principles of conflict of law.

7.4 “Named Fiduciary; Administration” The Company is the named fiduciary of the Program, with full authority to control and manage the operation and administration of the Program, acting through the Board.

7.5 “Claims Procedure” If an Employee, former Employee or Beneficiary makes a written request alleging a right to receive benefits under the Program or alleging a right to receive an adjustment in benefits being paid under the Program, the Company shall treat it as a claim for benefits. All claims for Severance Benefits under the Program shall be sent to the Human Resources Department of the Company and must be received within forty-five (45) days after the Date of Termination (or, in the case of Severance Benefits that have commenced, within thirty (30) days after the date payment of such Severance Benefits have ceased). If the Company determines that any individual who has claimed a right to receive Severance Benefits under the Program is not entitled to receive all or any part of the benefits claimed, it will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant, including specific references to the provisions of the Program on which the denial is based. The notice will be sent within thirty (30) days of the written request, unless the Company determines additional time, not exceeding forty-five (45) days, is needed. The notice shall make specific reference to the pertinent Program provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may, within ninety (90) days thereafter, submit in writing to the Company a notice that the claimant contests the denial of his or her claim by the Company and desires a further review. The Company shall, within thirty (30) days thereafter, review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Company. The Company will render its final decision with specific reasons therefore in writing and will transmit it to the claimant within thirty (30) days of the written request for review, unless the Company determines additional time, not exceeding thirty (30) days, is needed, and so notifies the Participant. If the Company fails to respond to a claim filed in accordance with the foregoing within thirty (30) days or any such extended period, the Company shall be deemed to have denied the claim.

7.6 “Unfunded Program Status” This Program is intended to be an unfunded plan. All payments pursuant to the Program shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Program. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company’s creditors, to assist it in accumulating funds to pay its obligations under the Program.

7.7 “Section 409A Compliance” This Program is intended to be a “separation pay plan” under Section 409A of the Code and Section 1.409A-1(b)(9) of the Treasury Regulations, to the extent that the Severance Benefits provided under the Program so qualify. To the extent the Severance Benefits provided under Section 4.2(a) exceed the amount of benefits that may be paid under a “separation pay plan,” this Program shall comply with requirements of Section 409A of the Code.

7.8 “Tax Withholding” Any payment provided for hereunder shall be paid net of any applicable tax withholding required under federal, state, local or foreign law.

7.9 “Gender and Number” Except when the context indicates to the contrary, when used herein masculine terms shall be deemed to include the feminine, and plural the singular.

7.10 “Non-alienation of Benefits” Except as otherwise specifically provided herein, amounts payable under the Program shall not be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any liability which is for alimony of other payments for the support of a spouse or former spouse, or for any other relative of a Participant, prior to actually being received by the person entitled to payment under the terms of the Program. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, otherwise dispose of any right to amounts payable hereunder, shall be null and void.

7.11 “Facility of Payment”

(a) If a Participant is declared an incompetent, and a conservator, guardian, or other person legally charged with his or her care has been appointed, any Severance Benefits to which such individual is entitled may be paid to such conservator, guardian, or other person legally charged with his or her care;

(b) If a Participant is incompetent, the Committee may (i) require the appointment of a conservator or guardian, (ii) distribute amounts to his or her spouse, with respect to a Participant who is married, or to such other relative of an unmarried Participant for the benefit of such Participant, or (iii) distribute such amounts directly to or for the benefit of such Participant; provided however, that a conservator, guardian, or other person charged with his or her care has not been appointed.

7.12 “Headings” The headings of Articles and Sections are included solely for convenience of reference, and are not to be used in the interpretation of the provisions of the Program.

APPENDIX A

MULTIPLIERS BY JOB CLASSIFICATION

Job Classification	Multiplier	Maximum Payout	Severance Period	Outplacement Period
President/CEO	.25	2 times Base Salary + Average Bonus + Performance Bonus	18 months	$6 months 15,000 limit

Senior Vice President	.125	1 times Base Salary + Average Bonus + Performance Bonus	12 months	$3 months 7,500 limit

Other Executive Officers	.125	.75 times Base Salary + Average Bonus + Performance Bonus	9 months	$3 months 7,500 limit

Non-Executive Officer	.0833	.50 times Base Salary	6 months	None

Other Management Employees	.0833	.25 times Base Salary	3 months	None

APPENDIX B

COMPETITORS

Chromcraft Revington

Design Within Reach

Ethan Allen Interiors

Flexsteel Industries

Furniture Brands International

Haverty Furniture

Hooker Furniture

Jennifer Convertibles

La-Z-Boy

Stanley Furniture

Restoration Hardware

Rooms To Go

Ashley Furniture

Pottery Barn

Crate & Barrell